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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
Company                                           Jurisdiction of Organization
-------                                           ----------------------------
SWT Finance B.V. ................................      The Netherlands
SWT Holdings B.V. ...............................      The Netherlands
Weigh-Tronix, Inc. ..............................      Delaware
Mecmesin, Inc. ..................................      California
Salter Weigh-Tronix Ltd..........................      England and Wales
Salter Housewares Holdings Ltd...................      England and Wales
Weigh-Tronix Canada, ULC.........................      Canada
Weigh-Tronix UK Ltd..............................      England and Wales
Salter Housewares Ltd............................      England and Wales
Weigh-Tronix Delaware, Inc. .....................      Delaware, USA
Berkel USA, Inc. ................................      Delaware, USA
Berkel, Inc. ....................................      Indiana, USA
Berkel Products Co. Limited......................      Canada
Avery Berkel Limited.............................      England and Wales
Avery Berkel Properties Limited..................      England and Wales
Avery Berkel Holdings Limited....................      England and Wales
Berkel (Ireland) Limited.........................      Ireland
SWT Holdings Pty Ltd.............................      Australia
Hallamshire Ltd..................................      England and Wales
Deben Systems Ltd................................      England and Wales
GWS Weighting Systems Ltd........................      England and Wales
Salter Australia.................................      Australia
W&T Avery (Malawi) Limited.......................      Malawi
GEC Avery Zimbabwe (Pvt) Limited.................      Zimbabwe
Avery Malaysia Sdn Bhd...........................      Malaysia
W&T Avery (Namibia) Limited......................      Namibia
W&T Avery (Kenya) Limited........................      Kenya
PM Services Ltd..................................      England and Wales
GEC Avery (Private) Limited......................      England and Wales
Avery Berkel S.A. ...............................      Spain
South African Scale Co (pty) Limited.............      South Africa
Avery India Limited..............................      India
Berkel AB........................................      Sweden
Berkel S.A. .....................................      France
Schember Berkel Ges mbH..........................      Germany
Berkel Deutschland GmbH..........................      Germany
Brevetti van Berkel SpA Italy Berkel Services
 B.V. ...........................................      Netherlands
Berkel Operations GmbH...........................      Germany
Cantoni S.R.L. ..................................      Italy
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